Exhibit 10.2

Exhibit A-1

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

No. [ ]	$[ ]
Date: April __, 2007

CARRINGTON LABORATORIES, INC.
SENIOR SECURED CONVERTIBLE DEBENTURE DUE

April __, 2010

THIS DEBENTURE is one of a series of duly authorized and issued Debentures of Carrington Laboratories, Inc., a Texas corporation (the "Company"), designated as its Senior Secured Convertible Debentures due April __, 2010, in the aggregate principal amount of up to $8,000,000 (the "Debentures").

FOR VALUE RECEIVED, the Company promises to pay to the [Holder] or its registered assigns (the "Holder"), the principal sum of [__________] $(__________) (the "Original Principal Amount"), on the Maturity Date, or such earlier date as the Debentures are required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the unconverted and then outstanding principal amount of this Debenture in accordance with the provisions of this Debenture. The principal amount of this Debenture may be increased as set forth in Section 2 below. Notwithstanding the foregoing or anything in this Debenture, the Company hereby unconditionally promises to pay to the Holder interest on any outstanding unconverted principal or accrued but unpaid interest payable hereunder during the continuance of an Event of Default (as hereafter defined) at a rate of 18% per annum (but in no event in excess of the maximum rate permitted under applicable law) (the "Default Rate"), and all such interest shall be payable in full upon demand of the Holder.

Interest payable under this Debenture shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which interest is payable.

Payments of principal and interest shall be made in lawful money of the United States of America to the Holder at its address as provided in Section 13 or by wire transfer to such account specified from time to time by the Holder hereof for such purpose in a notice to Company under Section 13. Payments of cash shall only be credited to the Company's obligations under this Debenture if and when received by the Holder in immediately available funds.

1. Definitions. In addition to the terms defined elsewhere in this Debenture, (a) capitalized terms and phrases that are not otherwise defined herein have the meanings given to such terms and phrases in the Securities Purchase Agreement, dated as of April __, 2007, among the Company and the Purchasers identified therein (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement"), and (b) the following terms and phrases have the meanings indicated:

"Closing Sale Price" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market or any other national securities exchange, the closing trade price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing trade price per share of the Common Stock for such date (or the nearest preceding date) so quoted; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser mutually agreed to by the Company and the Purchasers holding a majority of the aggregate principal amount of the Debentures.

"Company Prepayment Price" for any Debentures which shall be subject to prepayment pursuant to Section 8(a), shall equal the sum of: (i) 115% of the principal amount of any such Debentures to be prepaid plus all accrued and unpaid interest thereon, and (ii) all other amounts, costs, expenses (including, without limitation, attorneys' fees and expenses) and liquidated damages due in respect of any such Debentures.

"Conversion Date" means the date a Conversion Notice is delivered to the Company together with the Conversion Schedule pursuant to Section 6(a).

"Conversion Notice" means a written notice in the form attached hereto as Schedule 1.

"Conversion Price" means $[_____] per share, subject to adjustment from time to time pursuant to Section 11.

"Equity Conditions" means, with respect to a specified issuance of Common Stock or potential issuance of Common Stock, that each of the following conditions is satisfied: (i) on each day during the period beginning three (3) months prior to the applicable date of determination and ending on and including the applicable date of determination (the "Equity Conditions Measuring Period"), the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) during the Equity Conditions Measuring Period, all such shares of Common Stock are registered for resale by the Holder and may be sold by the Holder pursuant to an effective Registration Statement covering all of the Underlying Shares or all such shares may be sold without volume restrictions pursuant to Rule 144(k) under the Securities Act and applicable state securities laws and without any other restrictions; (iii) during the Equity Conditions Measuring Period, all of the Common Stock is listed or quoted (and is not suspended from trading) on an Eligible Market and all such shares of Common Stock are approved for listing upon issuance and no delisting or suspension by such Eligible Market is threatened or pending; (iv) such issuance would be permitted in full without violating Section 6(b)(i) or (ii) hereof or the rules or regulations of the Trading Market; (v) during the Equity Conditions Measuring Period, no Bankruptcy Event has occurred; (vi) during the Equity Conditions Measuring Period, the Company is not in default, violation or breach with respect to any material obligation hereunder, and no Event of Default shall have occurred or be continuing and no event shall have occurred that with the giving of notice or the passage of time should constitute an Event of Default; (vii) during the Equity Conditions Measuring Period, no public announcement of a pending or proposed Change of Control transaction or Fundamental Transaction has occurred that has not been consummated; (viii) the average daily dollar volume for the Common Stock for the period of 20 Trading Days immediately preceding the specified issuance is equal to or in excess of $100,000 per Trading Day (the "Volume Condition") and (ix) the Company shall have obtained the Company Shareholder Approval.

"Maturity Date" means April [__], 2010, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing on the Maturity Date (as may be extended pursuant hereto) or any event shall have occurred and be continuing on the Maturity Date (as may be extended pursuant hereto) that with the passage of time and the failure to cure would result in an Event of Default, (ii) through the date that is ten (10) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or the Holder receives notice of any Fundamental Change is delivered prior to the Maturity Date and (iii) to the latest designated date for repayment upon the deferral of payment of any Monthly Installment Amount in accordance with Section 2(g).

"Monthly Installment Amount" means as to a Principal Payment Date, an amount equal to the lesser of (i) the Original Principal Amount of this Debenture divided by 30 and (ii) the principal amount under this Debenture as of such Principal Payment Date, as any such Monthly Installment Amount may be reduced pursuant to the terms of this Debenture, whether upon conversion, redemption or otherwise, together with, in each case the sum of any accrued and unpaid Interest with respect to such principal amount. In the event the Holder shall sell or otherwise transfer any portion of this Debenture, the transferee shall be allocated a pro rata portion of the each unpaid Monthly Installment Amount hereunder.

"Original Issue Date" means the date of the first issuance of any Debentures, regardless of the number of transfers of any particular Debenture.

"Principal Payment Date" means any date on which payment of a principal amount of this Debenture shall be due and payable by the Company in accordance with Section 2(b).

"Triggering Event" means any of the following events: (a) the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of five or more Trading Days (which need not be consecutive Trading Days); (b) the Company fails for any reason to deliver a certificate evidencing any Securities to a Purchaser within five Trading Days after delivery of such certificate is required pursuant to any Transaction Document or the exercise or conversion rights of any Holder pursuant to any Transaction Document are otherwise suspended for any reason; (c) the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Underlying Shares upon any exercise of any of the Debentures; (d) at any time after the First Closing Date, any Underlying Shares are not listed on an Eligible Market; (e) the effectiveness of the Registration Statement lapses for any reason or the Holder shall not be permitted to resell any Underlying Shares under the Registration Statement, in either case, for five or more Trading Days (which need not be consecutive Trading Days in any 12-month period); (f) the Company fails to make any cash payment when required under the Transaction Documents; (g) excluding, for the avoidance of doubt, any failure under (f) above in this definition, the Company defaults in the timely performance of or violates or breaches any other obligation, agreement, covenant, representation and warranty or provision under any of the Transaction Documents and such default, violation or breach continues uncured until the earlier to occur of (i) 30 days after the date the Company becomes or should have become aware of such default, violation or breach or (ii) 10 days after the date on which notice of such default, violation or breach is first given to the Company by a Purchaser (it being understood that no prior notice need be given and opportunity to cure shall be granted (x) in the case of a default that cannot reasonably be cured within the requisite time period or (y) in the case of a default, violation or breach of any representation, warranty or negative covenant in the Purchase Agreement; or (h) a final judgment or judgments for the payment of money aggregating in excess of $100,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance from a creditworthy party shall not be included in calculating the $100,000 amount set forth above; or (i) any Event of Default (as defined in the other Debentures) occurs under any other Debentures.

2. Principal and Interest.

(a) The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at a rate equal to 10% per annum. Interest shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31, except if such date is not a Trading Day, in which case such interest shall be payable on the next succeeding Trading Day (each, an "Interest Payment Date") and such extensions shall be included in computing interest. The first Interest Payment Date shall be June 30, 2007. Interest shall accrue on this Debenture at the applicable interest rate from the date hereof until all amounts outstanding under this Debenture are paid in full. Interest not paid when due under this Debenture, including, without limitation, interest at the Default Rate, shall, on the date any such interest payment is not paid when due, and on all future dates, constitute additional principal under this Debenture payable on demand of the Holder.

(b) The Company shall pay the principal balance of this Debenture to the Holder in 30 consecutive equal monthly installments equal to the Monthly Installment Amount (each, a "Monthly Installment") commencing on October __, 2007 and to continue on the first day of each of the 29 months thereafter, except if any such date is not a Trading Day in which case such principal shall be payable on the next succeeding Trading Day (each, a "Principal Payment Date"), until the outstanding principal balance of this Debenture has been paid in full. The Company shall pay all then accrued and unpaid interest on this Debenture together with the final payment of principal hereunder. Notwithstanding the foregoing, the entire unpaid principal balance of this Debenture, together with interest accrued thereon, shall be payable in full on the Maturity Date, or earlier, as hereafter specified.

(c) Subject to the conditions and limitations set forth below, the Company shall pay interest or principal on this Debenture in shares of Common Stock or, at the Company's option, in cash. The Company must deliver an irrevocable written notice (the "Payment Election Notice") to the Holder indicating the manner in which it intends to pay interest or principal at least 21 Trading Days prior to each Interest Payment Date or Principal Payment Date, as applicable, but, subject to the conditions and limitations set forth below. Failure to timely provide such written notice shall be deemed a confirmation by the Company to pay the amount of any interest or principal in shares of Common Stock.

(d) Notwithstanding the foregoing, but subject to the last sentence of this paragraph, the Company may not pay interest or principal by issuing shares of Common Stock unless all of the Equity Conditions are then satisfied with respect to all shares of Common Stock to be issued in respect of interest or principal as applicable. If the Company is required to pay interest in cash on any Interest Payment Date but fails to do so, the Holder may (but shall not be required to) treat such interest as if it had been added to the principal amount of this Debenture as of such Interest Payment Date or accept any number of shares of Common Stock in lieu of such interest payment. If all Equity Conditions, except the Volume Condition, have been satisfied, and the average daily dollar volume for the Common Stock for the period of 20 Trading Days immediately preceding the specified or potential issuance of Common Stock is at least $50,000, then the Company may only elect to pay up to 50% of the principal and/or interest payable on any Principal Payment Date or Interest Payment Date, as applicable, in shares of Common Stock in an amount not to exceed (in the aggregate with respect to all Debentures) 20% of the dollar value of the Common Stock traded in the prior month. If the average daily volume for the Common Stock for the period of 20 Trading Days immediately preceding the specified or potential issuance of Common Stock is less than $50,000, then the Company may not pay interest or principal by issuing shares of Common Stock.

(e) Subject to the conditions and limitations in this Debenture, in the event that the Company elects to pay interest or principal on any Interest Payment Date or Principal Payment Date, as applicable, in shares of Common Stock, the number of shares of Common Stock to be issued to each Holder as such interest or principal shall be (i) with respect to interest, determined by dividing the aggregate amount of interest then payable to such Holder with respect to which the election applies by the Adjusted Market Price (as defined below) as of the applicable Interest Payment Date, and rounding up to the nearest whole share (the "Actual Interest Share Amount") and (ii) with respect to principal determined by dividing the total principal then payable to such Holder with respect to which the election applies by the Adjusted Market Price as of the applicable Principal Payment Date, and rounding up to the nearest whole share (the "Actual Principal Share Amount"). The term "Adjusted Market Price" shall mean 80% of the VWAP during the 20 Trading Days immediately preceding such Interest Payment Date or Principal Payment Date, as the case may be (not including such date);

In the event that any interest or principal is paid in Common Stock, the Company shall on the 21st Trading Day preceding such Interest Payment Date or Principal Payment Date (i) issue and deliver to such Holder a certificate to be applied against the Common Stock issuable on such Interest Payment Date or Principal Payment Date, free of restrictive legends, registered in the name of the Holder or its designee, for the number of shares of Common Stock equal to fifty percent (50%) of the total amount of interest or principal, as the case may, then payable to such Holder on such Interest Payment Date or Principal Payment Date, divided by the Conversion Price (the "Projected Share Amount"), or (ii) at all times after the Holder has notified the Company that this clause (ii) shall apply, credit the Projected Share Amount to the Holder's or its designee's balance account with The Depository Trust Company through its Deposit Withdrawal Agent Commission System. On the Interest Payment Date or Principal Payment Date, the Company shall issue additional shares of Common Stock to the extent the excess of the Actual Interest Share Amount or Actual Principal Share Amount, as the case may be, exceeds the Projected Share Amount and the Holder shall return to the Company within 5 business days any excess shares of Common Stock if the Projected Share Amount exceeds the Actual Interest Share Amount or Actual Principal Share Amount, as the case may be. Notwithstanding anything to the contrary in this Section 2, but subject to Section 6(b), until the Company delivers shares of Common Stock representing the applicable portion of a Monthly Installment Amount to the Holder, such Monthly Installment Amount may be converted by the Holder into Common Stock pursuant to Section 6. In the event that the Holder elects to convert all or any portion of a Monthly Installment Amount prior to the applicable Principal Payment Date as set forth in the immediately preceding sentence, the Monthly Installment Amount so converted shall be deducted from the Monthly Installment Amounts relating to the applicable Principal Payment Dates as set forth in the applicable Conversion Notice.

(f) Notwithstanding any provision of this Section 2 to the contrary, the Holder may, at its option and in its sole discretion, deliver a written notice to the Company within fifteen (15) Trading Days following the receipt of any Payment Election Notice electing to have the payment of all or any portion of a Monthly Installment Amount payable on the next Principal Payment Date or interest payable on the next Interest Payment Date deferred (such amount deferred, the "Deferral Amount") up to a date that is two (2) years from the originally scheduled Principal Payment Date or Interest Payment Date, as applicable. Any notice delivered by the Holder pursuant to this Section 2(g) shall set forth (i) the Deferral Amount and (ii) the date that such Deferral Amount shall now be payable. Any amount deferred to the Maturity Date pursuant to this Section 2(g) shall continue to accrue interest through the Maturity Date and shall be paid on such date in cash.

(g) Except as specifically permitted by the Debentures, the Debentures may not be prepaid in whole or part absent written consent from the Holder.

3. Covenants and Security.

(a) So long as any Debentures are outstanding, the Company hereby covenants to the Holders that neither the Company nor any Subsidiary shall, directly or indirectly, issue any Floating Price Security (as defined in Section 11(d)(ii)).

(b) The Company covenants that it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, 130% of the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) this entire Debenture (taking into account any adjustments that were required to be made pursuant to Section 11 and disregarding any limitations set forth in Section 6(b)), free from preemptive rights or any other contingent purchase rights of Persons other than the Holder. The Company covenants to Holder that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized and issued and fully paid and nonassessable.

(c) The Company herby repeats and makes all covenants which the Company makes in the Purchase Agreement, all of which are hereby incorporated into this Debenture.

(d) This Debenture will be secured by a security interest in the Collateral as described and defined in the Security Agreement.

4. Registration of Debentures. The Company shall register the Debentures upon records to be maintained by the Company for that purpose (the "Debenture Register") in the name of each record holder thereof from time to time. The Company may deem and treat the registered Holder of this Debenture as the absolute owner hereof for the purpose of any conversion hereof or any payment of interest or principal hereon, and for all other purposes, absent actual notice to the contrary.

5. Registration of Transfers and Exchanges. The Company shall register the transfer of any portion of this Debenture in the Debenture Register upon surrender of this Debenture to the Company at its address for notice set forth herein. Upon any such registration or transfer, a new Debenture, in substantially the form of this Debenture (any such new Debenture, a "New Debenture"), evidencing the portion of this Debenture so transferred shall be issued to the transferee and a New Debenture evidencing the remaining portion of this Debenture not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Debenture by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Debenture. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge or other fee will be imposed in connection with any such registration of transfer or exchange.

6. Conversion.

(a) At the Option of the Holder. All or any portion of this Debenture shall be convertible into shares of Common Stock (subject to the limitations set forth in Section 6(b)), at the option of the Holder, at any time and from time to time from and after the Original Issue Date. The number of Underlying Shares issuable upon any conversion hereunder shall equal the outstanding principal amount of this Debenture to be converted, plus the amount of any accrued but unpaid interest on this Debenture to be converted through the Conversion Date, divided by the Conversion Price on the Conversion Date. The Holder shall effect conversions under this Section 6(a) by delivering to the Company a Conversion Notice together with a schedule in the form of Schedule 2 attached hereto (the "Conversion Schedule"). In the event of a partial conversion of this Debenture pursuant hereto, the principal amount converted shall be deducted from the Monthly Installment Amounts relating to the Principal Payment Dates as set forth in the Conversion Notice. If the Holder is converting less than all of the principal amount of this Debenture, or if a conversion hereunder may not be effected in full due to the application of Section 6(b), the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to the Holder a Conversion Schedule indicating the principal amount (and accrued interest) which has not been converted.

(b) Certain Conversion Restrictions Relating to the Number of Shares.

(i) Subject to Section 6(b)(ii), the number of shares of Common Stock that may be acquired by a Holder upon any conversion of Debentures (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% (the "Threshold Percentage") or 9.999% (the "Maximum Percentage") of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of a Conversion Notice hereunder will constitute a representation by the applicable Holder that it has evaluated the limitations set forth in this Section 6(b)(i) and has determined that issuance of the full number of Underlying Shares issuable in respect of such Conversion Notice does not violate the restrictions contained in this Section 6(b)(i).

(ii) Notwithstanding the provisions of Section 6(b)(i), by written notice to the Company, the Holder shall have the right (x) at any time and from time to time to reduce its Maximum Percentage immediately upon notice to the Company in the event and only to the extent that Section 16 of the Exchange Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 9.999% and (y) at any time and from time to time, to waive the provisions of this Section insofar as they relate to the Threshold Percentage or to increase its Threshold Percentage (but not in excess of the Maximum Percentage) unless the Holder shall have, by written instrument delivered to the Company, irrevocably waived its rights to so increase its Threshold Percentage, but (A) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company, and (B) any such waiver or increase or decrease will apply only to the Holder and not to any other holder of Debentures.

(iii) If the Company has not previously obtained the Company Shareholder Approval, then the Company may not issue shares of Common Stock in excess of the Issuable Maximum upon conversions of Debentures or exercises of Warrants of, or other issuances of Common Stock under, the Debentures and the Warrants. "Issuable Maximum" means a number of shares equal to 19.99% of the Company's outstanding shares on the First Closing Date. Each Holder (or such Holder's successor in interest) shall be entitled to a portion of the Issuable Maximum (and any amounts to be paid in excess thereof) equal to the quotient obtained by dividing: (x) the Original Principal Amount of Debentures issued and sold to such Holder on the Original Issue Date by (y) the aggregate original principal amount of Debentures issued and sold by the Company on the Original Issue Date. If any Holder (or such Holder's successor interest) shall no longer hold Debentures or Warrants, then such Holder's remaining portion of the Issuable Maximum (and any amounts to be paid in excess thereof) shall be allocated pro-rata among the remaining Holders. If on any Conversion Date: (A) the sum of (I) the aggregate number of shares of Common Stock that would then be issuable upon conversion or exercise, as the case may be, in full of (i) all then outstanding principal amount of (and accrued interest on) the Debentures and (ii) the Warrants and (II) all shares of Common Stock previously issued pursuant to any of the Debentures and Warrants, would exceed the Issuable Maximum, and (B) the Company shall not have previously obtained the Company Shareholder Approval, then, (with respect to such conversion) the Company shall issue to the converting Holder a number of shares of Common Stock equal to the lesser of the (i) number of shares of Common Stock to be issued pursuant to the Conversion Notice and (ii) such Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum less all Underlying Shares previously issued under the Debentures and the Warrants to such Holder. The Company and the Holder understand and agree that shares of Common Stock issued to and then held by the Holder as a result of conversions of Debentures shall not be entitled to cast votes on any resolution to obtain Company Shareholder Approval pursuant hereto. It is acknowledged and agreed that this Section 6(b)(iii) is meant to work in conjunction with Section 11(b) under the Warrants so that in no instance are Underlying Shares issued so that the aggregate amount of Common Stock issued hereunder and thereunder exceeds the Issuable Maximum unless the Company has obtained the Company Shareholder Approval.

7. Mechanics of Conversion.

(a) Upon conversion of this Debenture, the Company shall promptly (but in no event later than three Trading Days after the Conversion Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate or if the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer Program effect the electronic transfer to the DTC account of such Holder or such Holder's nominee through the DTC's Deposit Withdrawal Agent Commission system for the Underlying Shares issuable upon such conversion, free of restrictive legends other than those required in the Purchase Agreement. The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become holder of record of such Underlying Shares as of the Conversion Date. The Company may, and upon request of the Holder shall use its reasonable best efforts to, deliver Underlying Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

(b) Execution and delivery of the Conversion Notice shall have the same effect as cancellation of the original Debenture and issuance of a New Debenture representing the remaining outstanding principal amount. Upon surrender of this Debenture following one or more partial conversions, the Company shall promptly deliver to the Holder a New Debenture representing the remaining outstanding principal amount.

(c) The Company's obligations to issue and deliver Underlying Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any set-off, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Underlying Shares.

(d) If by the third Trading Day after a Conversion Date the Company fails to deliver to the Holder such Underlying Shares in such amounts and in the manner required pursuant to Section 7(a), then the Holder will have the right to rescind such conversion.

(e) If by the third Trading Day after a Conversion Date the Company fails to deliver to the Holder such Underlying Shares in such amounts and in the manner required pursuant to Section 7(a), and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall either (i) pay cash to such Purchaser in an amount equal to such Purchaser's total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Purchaser a certificate or certificates representing such Common Stock (or deliver such Common Stock to the Holder's account) and pay cash to such Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company's obligation to deliver such Underlying Shares.

8. Prepayment, Forced Conversion and Forced Prepayment.

(a) So long as the Equity Conditions have been satisfied as of the date of delivery of the Company Prepayment Notice and as of the Company Prepayment Date, 20 Trading Days after effective delivery of an irrevocable written notice to the Holder (a "Company Prepayment Notice" and the date such notice is effectively delivered to the Holder, the "Company Notice Date"), the Company shall be required to prepay (a "Company Prepayment") all, or, such portion as set forth in the Company Prepayment Notice, of the outstanding principal amount of this Debenture plus any accrued and unpaid interest under this Debenture (the "Prepayment Amount") for an amount in cash equal to the Company Prepayment Price and the Series E Warrants shall become exercisable, as of the Company Prepayment Date, for such number of shares of Common Stock as would have been issuable upon the conversion of such Prepayment Amount that is prepaid. The Holder may at any time prior to the Company Prepayment Date convert all or any portion of the outstanding principal amount of this Debenture and any accrued and unpaid interest under this Debenture subject to a Company Prepayment Notice. Once delivered, the Company shall not be entitled to rescind a Company Prepayment Notice and the Company Prepayment Notice shall be irrevocable. For the avoidance of doubt, said conversion shall be deemed effective upon delivery of a Conversion Notice in accordance with Section 6 hereof.

(b) The Company Prepayment Price shall be due on the 20th Trading Day immediately following the Company Notice Date (the "Company Prepayment Date"). Any such prepayment shall be free of any claim of subordination. If any portion of the Company Prepayment Price shall not be timely paid by the Company, interest shall accrue thereon at the Default Rate until the Company Prepayment Price plus all such interest is paid in full, which payment shall constitute liquidated damages and not a penalty. In addition, if any portion of the Company Prepayment Price remains unpaid after such date, the Holder subject to such prepayment may elect by written notice to the Company to invalidate ab initio such Company Prepayment Notice with respect to the unpaid amount, notwithstanding anything herein or in any document and no default interest shall be owed to the Holder in respect thereof. If the Holder makes such an election, the principal amount of this Debenture, together with the accrued and unpaid interest thereon shall be reinstated with respect to such unpaid amount and the Company shall no longer have any prepayment rights under this Section 8.

(c) 20 Trading Days after effective delivery of an irrevocable written notice to the Holder (a "Forced Conversion Notice" and the date such notice is delivered by the Company, the "Forced Conversion Notice Date"), the Company may force the Holder to convert all, or such portion as set forth in the Forced Conversion Notice, of the outstanding principal balance of the Debenture plus any accrued and unpaid interest under this Debenture at the then effective Conversion Price. Assuming all of the conditions set forth in Section 8(d) are satisfied, this Debenture, or the portion hereof, required to be converted pursuant to the terms of a Forced Conversion Notice, shall automatically convert and the Company shall deliver to the Holder the Underlying Shares on the 20th Trading Day following the Forced Conversion Notice Date (the "Forced Conversion Date"). Notwithstanding anything in this Debenture or any document, the Company shall only be entitled to deliver a Forced Conversion Notice pursuant to the terms hereof and force conversion of all or any portion of the outstanding principal amount of this Debenture or any interest under this Debenture if (i) the Equity Conditions are satisfied with respect to all shares of Common Stock issuable pursuant to the Debentures or Warrants or any other Convertible Securities, pursuant to the Transaction Documents on the Forced Conversion Notice Date and (ii) the VWAP of the Common Stock for each of the twenty consecutive Trading Days immediately preceding the Forced Conversion Notice Date is greater than or equal to 200% of the Conversion Price (the "Price Condition"). If any of the Equity Conditions or the Price Condition shall cease to be in effect or satisfied with respect to shares of Common Stock issuable during the period between the Forced Conversion Notice Date and the Forced Conversion Date, then the Holder subject to such forced conversion may elect, by written notice to the Company given at any time after any of the Equity Conditions and/or the Price Condition shall cease to be in effect or satisfied, to invalidate ab initio such forced conversion, notwithstanding anything herein contained to the contrary.

(d) Notwithstanding anything to the contrary herein, the Company may not elect a prepayment or forced conversion pursuant to Section 8 unless the Company, makes such prepayment or forced conversion election to all of the Holders on a pro rata basis, based on such Holders then outstanding principal amount of Debentures.

(e) On the last day of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2007, the Company shall:

(i) have a Trailing Twelve Month Revenue of at least $23.5 million with respect to fiscal quarters in 2007 and at least $25 million thereafter (the "Trailing Twelve Months Revenue Test"). "Trailing Twelve Months Revenue" means the aggregate of all revenue generated by the Company and its Subsidiaries on a consolidated basis during the four completed fiscal quarters preceding the date of calculation from all sources, as determined in accordance with generally accepted accounting principles in the United States, consistently applied in accordance with the Company's customary practices in effect as of the date of this Agreement ("GAAP").

(ii) have Secured Debt Coverage Ratio of no less than 1. "Secured Debt Coverage Ratio" shall be defined as the quotient obtained by dividing (i) the sum of (a) cash and cash equivalents, (b) accounts receivable (excluding any accounts receivable outstanding for more than 90 days), and (c) inventory by (ii) the outstanding principal of Debentures, in each case determined in accordance with GAAP.

In the event of a breach of either of the covenants set forth above, Holder, at its option, may on 5 business day's notice require the Company to prepay all, or, such portion of the outstanding principal amount of this Debenture, plus any accrued and unpaid interest at an amount equal to the Company Prepayment Price.

(f) The Company shall publicly announce (the date of such announcement, the "Announcement Date") its operating results (the "Operating Results"), as part of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, on a Current Report on Form 8-K,or otherwise, from which compliance with the Trailing Twelve Months Revenue Test and the Secured Debt Coverage Ratio can be determined for each fiscal quarter no later than the forty-fifth (45th) day after the end of each fiscal quarter or, with respect to the last fiscal quarter of any fiscal year, the ninetieth (90th) day after such quarter (each such date, the "Announcement Date Deadline") and, such announcement shall include a statement to the effect that either (i) the Company has satisfied the Trailing Twelve Months Revenue Test and the Secured Debt Coverage Ratio for such fiscal quarter or (ii) failed to satisfy either the Trailing Twelve Months Revenue Test or the Secured Debt Coverage Ratio for such fiscal quarter (any such failure, a "Financial Covenant Failure"). In the event of a Financial Covenant Failure, the Company shall also publicly disclose on the Announcement Date the fact that the holders of Debentures have a right to require prepayment of all or any portion of the Debentures. On each Announcement Date, the Company shall also provide to the holders of Debentures a certification, executed on behalf of the Company by the Chief Financial Officer of the Company, certifying whether or not the Company has satisfied the Trailing Twelve Months Revenue Test and the Secured Debt Coverage Ratio for such Fiscal Quarter and, if the Company has failed to satisfy the Trailing Twelve Months Revenue Test or the Secured Debt Coverage Ratio.

9. Events of Default.

(a) "Event of Default" means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of principal, interest or liquidated damages or any other sums in respect of any Debentures, as and when the same becomes due and payable (whether on a date specified for the payment of principal or interest or liquidated damages or any other sums or the date on which the obligations under any Debentures mature or by acceleration, redemption, prepayment or otherwise);

(ii) the Company or any Subsidiary defaults, violates or breaches in or in respect of any of its obligations, agreements, covenants, representations and warranties or provisions under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any Subsidiary in an amount exceeding $100,000, whether such indebtedness now exists or is hereafter created;

(iii) the occurrence of a Triggering Event; or

(iv) the occurrence of a Bankruptcy Event.

(b) At any time or times following the occurrence of an Event of Default, the Holder shall have the option to elect, by notice to the Company (an "Event Notice"), to require the Company to repurchase in cash in immediately available funds all or any portion of (i) the outstanding principal amount of this Debenture, at a repurchase price equal to 115% of such outstanding principal amount, plus all accrued but unpaid interest thereon through the date of payment. The aggregate amount payable pursuant to the preceding sentence is referred to as the "Event Price." The Company shall pay the Event Price to the Holder no later than the third Trading Day following the date of delivery of the Event Notice, and upon receipt thereof the Holder shall deliver this Debenture and certificates evidencing any Underlying Shares so repurchased to the Company (to the extent such certificates have been delivered to the Holder).

(c) Upon the occurrence of any Bankruptcy Event, all amounts pursuant to Section 9(b) shall immediately become due and payable in full in cash, without any further action by the Holder.

(d) In connection with any Event of Default, the Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under the Transaction Documents and/or applicable law. Any such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereto.

10. Charges, Taxes and Expenses. Issuance of certificates for Underlying Shares upon conversion of (or otherwise in respect of other shares of Common Stock issuable pursuant to Section 2 of this Debenture) this Debenture shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Underlying Shares or other shares of Common Stock issuable pursuant to Section 2 of this Debenture or Debentures in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Debenture or receiving Underlying Shares in respect hereof.

11. Certain Adjustments. The Conversion Price is subject to adjustment from time to time as set forth in this Section 11.

(a) Stock Dividends and Splits. If the Company, at any time while this Debenture is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (excluding treasury shares, if any). Any adjustment made pursuant to clause (i) of this Section 11(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this Section 11(a) shall become effective immediately after the effective date of such subdivision or combination.

(b) Pro Rata Distributions. If the Company, at any time while this Debenture is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock described in Section 11(a)), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset or cash (in each case, "Distributed Property"), then, in each such case, the Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution shall be reduced effective on such record date to equal the product of such Conversion Price times a fraction of which the denominator shall be the VWAP determined as of such record date and of which the numerator shall be such VWAP less the then fair market value of the Distributed Property (which in the case of any cash, shall be such cash amount) distributed in respect of one outstanding share of Common Stock, as determined by the Company's independent certified public accountants that regularly examine the financial statements of the Company (an "Appraiser"). In such event, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case such fair market value shall be deemed to equal the average of the values determined by each of the Appraiser and such appraiser. As an alternative to the foregoing adjustment to the Conversion Price, at the request of the Holder delivered before the 90th day after such record date, the Company will deliver to such Holder, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that such Holder would have been entitled to receive in respect of the Underlying Shares for which this Debenture could have been converted immediately prior to such record date. If such Distributed Property is not delivered to a Holder pursuant to the preceding sentence, then upon any conversion of the Debenture that occurs after such record date, such Holder shall remain entitled to receive, in addition to the Underlying Shares otherwise issuable upon such exercise (if applicable), such Distributed Property.

(c) Fundamental Changes. If, at any time while this Debenture is outstanding, the Company shall, directly or indirectly, in one or more related transactions (i) effect any merger or consolidation of the Company with or into another Person, in which the shareholders of the Company prior to the effective date of such transaction own less than 66 2/3% of the issued and outstanding voting rights or equity interests in the surviving corporation following the effective date of such transaction, (ii) effect any sale of 30% or more of its assets in one or more transactions, (iii) engage in any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (iv) effect any reorganization, reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 11(a)) above, (v) engage in an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than one-third of the voting rights or equity interests in the Company, (vi) replace of more than one-half of the members of the Company's board of directors that is not approved by those individuals who are members of the board of directors on the date hereof (or other directors previously approved by such individuals); (vii) engage in a recapitalization, reorganization or other transaction involving the Company or any Subsidiary that constitutes or results in a transfer of more than one-half of the voting rights or equity interests in the Company; (viii) consummate of a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act with respect to the Company, or (ix) the execute by (or its controlling shareholders execute) an agreement providing for or reasonably likely to result in any of the foregoing events (in any such case, a "Fundamental Change"), then upon any subsequent conversion of this Debenture, the Holder shall have the right to receive at the option of the Holder, (a) for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Change, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Change if it had been, immediately prior to such Fundamental Change, the holder of one share of Common Stock (the "Alternate Consideration") or (b) cash within five Trading Days after such election (or, if later, on the effective date of the Fundamental Change), equal to the greater of (A) the Black Scholes value of the remaining unconverted portion of this Debenture on the date of such election and (B) 120% of the unpaid principal balance and accrued interest on this Debenture. For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Change, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Change, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Change. In the event of and as a condition to a Fundamental Change, the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement in form and substance satisfactory to the Holder providing that:

(x) this Debenture shall thereafter entitle the Holder to purchase the Alternate Consideration,

(y) in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company's obligations under this Debenture and the Purchase Agreement, and

(z) if registration or qualification is required under the Exchange Act or applicable state law for the public resale by the Holder of shares of stock and other securities so issuable upon conversion of this Debenture, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination or sale.

If, in the case of any Fundamental Change, the Alternate Consideration includes shares of stock, other securities, other property or assets of a Person other than the Company or any such successor or purchasing Person, as the case may be, in such Fundamental Change, then such written agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. At the Holder's request, any successor to the Company or surviving Person in such Fundamental Change shall issue to the Holder a new Debenture consistent with the foregoing provisions and evidencing the Holder's right to convert such Debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Change is effected shall include terms requiring any such successor or surviving Person to comply with the provisions of this Section 11(c) and ensuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Change.

(d) Subsequent Equity Sales.

(i) If, at any time while this Debenture is outstanding, the Company or any Subsidiary issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any Person to acquire shares of Common Stock (collectively, "Common Stock Equivalents") at a price per share of Common Stock (the "Effective Price") less than the Conversion Price (as adjusted hereunder to such date), then the Conversion Price shall be reduced to equal the Effective Price. If, at any time while this Debenture is outstanding, the Company or any Subsidiary issues Common Stock or Common Stock Equivalents at an Effective Price greater than the Conversion Price (as adjusted hereunder to such date) but less than the average Closing Price over the five Trading Days prior to such issuance (the "Adjustment Price"), then the Conversion Price shall be reduced to equal the product of (A) the Conversion Price in effect immediately prior to such issuance of Common Stock or Common Stock Equivalents times (B) a fraction, the numerator of which is the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (2) the number of shares of Common Stock which the aggregate Effective Price of the Common Stock issued (or deemed to be issued) would purchase at the Adjustment Price, and the denominator of which is the aggregate number of shares of Common Stock outstanding or deemed to be outstanding immediately after such issuance. For purposes of this paragraph, in connection with any issuance of any Common Stock Equivalents, (A) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the "Deemed Number") shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (B) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock, divided by the Deemed Number, and (C) no further adjustment shall be made to the Conversion Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents.

(ii) If, at any time while this Debenture is outstanding, the Company or any Subsidiary issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a "Floating Price Security"), then for purposes of applying the preceding paragraph in connection with any subsequent conversion, the Effective Price will be determined separately on each Conversion Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Stock on such Conversion Date (regardless of whether any such holder actually acquires any shares on such date).

(iii) Notwithstanding the foregoing, no adjustment will be made under the paragraph (d) in respect of any Excluded Stock.

(iv) Unless and until such time as the Company receives the Company Shareholder Approval, no adjustment pursuant to Section 11(d) shall cause the Conversion Price to be less than $2.75, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction.

(e) Calculations. All calculations under this Section 11 shall be rounded up to the nearest cent or the nearest share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 11, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare and deliver to the Holder a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based.

(g) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits shareholder approval for any Fundamental Change or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to convert this Debenture prior to such time so as to participate in or vote with respect to such transaction.

(h) Other Events. If any event occurs of the type contemplated by the provisions of this Section 11 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors will make an appropriate adjustment in the Conversion Price and the number of shares of Common Stock issued upon conversion so as to protect the rights of the Holder.

12. No Fractional Shares. The Company shall not issue or cause to be issued fractional Underlying Shares on conversion of this Debenture. If any fraction of an Underlying Share would, except for the provisions of this Section 12, be issuable upon conversion of this Debenture, the number of Underlying Shares to be issued will be rounded up to the nearest whole share.

13. Notices. Any and all notices or other communications or deliveries hereunder (including any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 13 prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 13 on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to Carrington Laboratories, Inc., 2001 Walnut Hill Lane, Irving, TX 75038, facsimile: (972) 518-1020, attention: Robert Schnitzius, or (ii) if to the Holder, to the address or facsimile number appearing on the Company's Debenture holder's records or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 13.

14. Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Debenture, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

15. Miscellaneous.

(a) This Debenture shall be binding on Company and inure to the benefit of the Holder and their respective successors and permitted assigns. The Company shall not be permitted to assign this Debenture. This Debenture is freely assignable by Holder without the need for obtaining any consent.

(b) Subject to Section 15(a), nothing in this Debenture shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Debenture.

(c) Governing Law; Venue; Waiver Of Jury Trial. all questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the state of new york, without regard to the principles of conflicts of law thereof. each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of new york, borough of manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the transaction documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each Party hereby waives all rights to a trial by jury.

(d) The headings herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

(e) In case any one or more of the provisions of this Debenture shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Debenture shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall provide Holder with the maximum protection possible, as a substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Debenture.

(f) In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Debenture to a price shall be amended to appropriately account for such event.

(g) No provision of this Debenture may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Required Holders or, or, in the case of a waiver, by such Required Holders. No consideration shall be offered or paid to any holder of Debentures to amend or consent to a waiver or modification of the Debentures unless the same consideration also is offered to all of the holders of Debentures. No waiver of any default with respect to any provision, condition or requirement of this Debenture shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. This Debenture, together with the Transaction Documents, constitutes the agreement between the Company and the Holder relating to the subject matter of such documents.

(h) No remedy conferred in this Debenture and/or any Transaction Documents upon Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein and/or in the Transaction Documents or now or hereinafter existing at law or in equity or by statute or otherwise. Nothing contained in this Debenture shall be construed to extend any payment date or the Maturity Date or require any notice for payment on the Maturity Date or any other payment date.

(i) The Company acknowledges that this Debenture and the Company's obligations under this Debenture are, and shall at all times continue to be, absolute and unconditional in all respects, and shall at all times be valid and enforceable. To the extent permitted by applicable law, the Company hereby absolutely, unconditionally and irrevocably forever waives any and all right to assert any defense, set off, offset, counterclaim, crossclaim or claim of any nature whatsoever with respect to this Debenture or the Company's obligations hereunder.

(j) The Company shall pay upon demand all of Holder's costs in connection with the enforcement or collection of this Debenture, whether or not a lawsuit is brought, including, without limitation, attorneys' fees and costs, as well as Holder's costs (including, without limitation, attorney's fees and expenses) in connection with any amendments, modifications or waivers under or with respect to this Debenture. This includes, without limitation, all attorneys' fees and costs in connection with any bankruptcy, insolvency or other proceedings.

(k) The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Debenture, and will at all times in good faith carry out all of the provisions of this Debenture and take all action as may be required to protect the rights of the Holder of this Debenture.

(l) Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture representing the outstanding principal and accrued obligations.

(m) The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Debenture. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

CARRINGTON LABORATORIES, INC.

By __________________________
Name:
Title:

[Footnotes exh10.2]

1 For Debentures issued at the First Closing insert a price equal to the VWAP of the Common Stock for the five (5) consecutive Trading Days ending on the Trading Day immediately preceding the date of the Securities Purchase Agreement.

Schedule 1

FORM OF CONVERSION NOTICE

(To be executed by the registered Holder
in order to convert Debenture)

The undersigned hereby elects to convert the specified principal amount of Senior Secured Convertible Debentures (the "Debentures") into shares of common stock, par value $0.01 per share (the "Common Stock"), of Carrington Laboratories, Inc., a Texas corporation, according to the conditions hereof, as of the date written below.

______________________________________________________________
Date to Effect Conversion

______________________________________________________________
Principal amount of Debentures owned prior to Conversion

______________________________________________________________
Principal amount of Debentures to be converted (including accrued but unpaid interest thereon)

______________________________________________________________
Number of shares of Common Stock to be Issued

______________________________________________________________
Applicable Conversion Price

______________________________________________________________
Principal amount of Debentures owned subsequent to Conversion

______________________________________________________________
Monthly Installment Amount to be reduced and amount of reduction

______________________________________________________________
Name of Holder

By_____________________________________
Name:
Title:

Schedule 2

CONVERSION SCHEDULE

This Conversion Schedule reflects conversions of the Senior Secured Convertible Debentures issued by Carrington Laboratories, Inc.

Date of Conversion	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion